EXHIBIT 99.1
FOR IMMEDIATE RELEASE	CONTACT: STEPHANIE CLARKE
January 16, 2009	415-381-8198
steph@hamiltoninkpr.com

BANK OF MARIN BANCORP GROWS TO $1 BILLION IN ASSETS
AND REPORTS SOLID EARNINGS IN AN UNCERTAIN ECONOMY

Novato, CA--- Bank of Marin Bancorp (Nasdaq: BMRC) President and CEO Russell A. Colombo announced Bank of Marin Bancorp (Bancorp) exceeded $1 billion in assets at December 31, 2008.  Earnings for 2008 totaled $12.2 million compared to $12.3 million for 2007. Diluted earnings per common share were $2.31 in 2008, unchanged from 2007.

“Achieving $1 billion in assets is a milestone for the Bank of Marin after nineteen years in business,” said Joel Sklar, M.D., Chairman of the Board, “particularly since we accomplished this while maintaining our strength and stability, as evidenced by receiving Bauer Financial’s five star rating for 38 consecutive quarters.”

In the fourth quarter of 2008, Bancorp participated in the U.S. Treasury’s voluntary Capital Purchase Program (CPP) in which Bancorp issued $28 million in senior preferred shares to the U.S. Treasury.  Details of the program were given in our press release dated December 2, 2008. Since receipt of the Treasury’s CPP funds, the Bank has increased net loans by $27.1 million through year end.

 “We are pleased that we were able to rapidly deploy the CPP proceeds in our local community,” said Colombo, “and do our part to help the revitalization of the economy. At the same time, we strengthened our financial position with an expanded capital base.” Bancorp’s total risk-based capital ratio expanded to 14.1% at December 31, 2008 from 12.1% the prior year.

For the quarter ended December 31, 2008, Bancorp’s earnings totaled $2.8 million compared to $3.3 million in the comparable quarter of 2007.  Diluted earnings per common share for the quarter ended December 31, 2008 were $0.52, compared to $0.62 in the same quarter of 2007.

“The Bank continues to produce solid results despite difficult economic conditions,” said Christina Cook, Chief Financial Officer.  “Earnings are stable at $12.2 million for the year and loan growth in 2008 was exceptional at $165.7 million while maintaining our strong underwriting standards. Our tax-equivalent net interest margin improved 34 basis points in the year to 5.41% and our efficiency ratio improved to 53.39% in 2008 from 57.10% in 2007.”

At December 31, 2008 loans totaled $890.5 million, an increase of $165.7 million, or 22.9%, during 2008.  The mix of loans is relatively unchanged from December 31, 2007.  In 2008 and the fourth quarter, the Bank’s loan loss provision totaled $5.0 million and $2.2 million, respectively. The increases in the loan loss reserve reflect strong loan growth and an increased allocation for economic uncertainty.  Net charge-offs totaling $1.5 million in the fourth quarter of 2008 and $2.6 million for 2008 primarily relate to construction loans secured by real property where the value of collateral has declined.

The allowance for loan losses as a percentage of loans totaled 1.12% at December 31, 2008 compared to 1.05% a year ago.  At December 31, 2008, non-performing loans, primarily construction loans, totaled $6.7 million, or 0.8%, of total loans.

Deposits totaled $852.3 million at December 31, 2008, compared to $834.6 million a year ago, an increase of 2.1%.  The 2007 year-end deposit balance includes a $53.0 million short-term deposit placed with the Bank in the last week of December that was held approximately two weeks.  Excluding this short-term deposit, growth in 2008 totaled $70.7 million, or 9.0%. In the fourth quarter, Bank of Marin elected to participate in the Federal Deposit Insurance Corporation’s (FDIC) Transaction Account Guarantee Program, which provides unlimited FDIC insurance coverage, effective October 14, 2008, on transaction accounts until December 31, 2009.  This insurance is in addition to the temporary FDIC increase in insurance coverage from $100 thousand to $250 thousand on all deposit accounts.

Late in the first quarter of 2008, the Bank began to offer a new deposit product, CDARS®, short for Certificate of Deposit Account Registry Service, a network through which the Bank offers Federal Deposit Insurance Corporation insurance coverage in excess of the regulatory maximum by placing deposits in multiple banks participating in the network.  CDARS® reciprocal deposits totaled $42.9 million at December 31, 2008.  The new product accounted for a modest shift in the mix of deposits from demand and money market accounts to certificates of deposit at December 31, 2008 compared to December 31, 2007.

Net interest income of $48.4 million in the year ended December 31, 2008 increased $5.6 million, or 13.1%, from the prior year, reflecting growth in interest earning assets and a decline in the cost of funds, partially offset by lower loan yields in a declining interest-rate environment.  Fourth quarter 2008 net interest income totaled $12.8 million, up $1.4 million, or 11.9% from the comparable quarter a year ago, and reflected a similar trend as the full year 2008 compared to 2007.  The tax-equivalent net interest margin expanded to 5.41% in 2008 compared to 5.07% in 2007.  The tax-equivalent net interest margin totaled 5.36% in the fourth quarter of 2008 compared to 5.27% in the fourth quarter of 2007.

Non-interest income totaled $5.4 million in of 2008.  Excluding a $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first quarter of 2008, a $387 thousand pre-tax non-recurring gain on the 2007 sale of the Visa card portfolio and a $710 thousand pre-tax non-recurring gain recorded in the first half of 2007 related to the sale of the indirect auto portfolio, this represents an increase of $278 thousand, or 6.0% over 2007.  The increase primarily reflects an increase in service charges on deposit accounts. Non-interest income totaled $1.2 million in the fourth quarter of 2008, essentially unchanged from the fourth quarter of 2007.

Non-interest expense totaled $28.7 million in 2008.  Excluding a first quarter 2008 reversal of the $242 thousand Visa Inc. litigation liability initially recorded in the fourth quarter of 2007, this represents an increase of $1.2 million, or 4.5%, from the same period a year ago.  The increase includes higher personnel costs associated with expansion, higher FDIC premiums and increases in premises rent, including rent on a new downtown Mill Valley office, partially offset by decreases in professional fees associated with the 2007 formation of a holding company. Non-interest expense totaled $7.1 million in the fourth quarter of 2008, consistent with the same period a year ago.

Bank of Marin has twelve branch offices with locations in downtown Mill Valley, Strawberry, Corte Madera, downtown San Rafael, Andersen Drive and Northgate in San Rafael, Ignacio, downtown Novato, Sausalito and three offices in Petaluma. The Bank has a commercial loan production office in San Francisco. The Bank’s administrative offices are located in Novato, and its Wealth Management Services are located in Corte Madera, Novato and Petaluma.

The financial information for periods presented subsequent to July 1, 2007 relates to Bank of Marin Bancorp, which was formed on July 1, 2007, while information pertaining to prior periods relates to the Bank of Marin.  This information is comparable between periods as the only subsidiary of Bank of Marin Bancorp is Bank of Marin.

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the current financial turmoil in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services.  These and other important factors are detailed in various securities law filings made periodically by Bancorp or the Bank, copies of which are available from Bancorp without charge.  Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
December 31, 2008

FOURTH QUARTER	QTR 2008	QTR 2007	CHANGE	% CHANGE

NET INCOME	$2,793,000	$3,258,000	$(465,000)	(14.3%)

DILUTED EARNINGS PER COMMON SHARE	$0.52	$0.62	$(0.10)	(16.1%)

RETURN ON ASSETS (ROA)	1.10%	1.41%	(0.31%)	(22.0%)

RETURN ON EQUITY (ROE)	10.59%	14.64%	(4.05%)	(27.7%)

RETURN ON COMMON EQUITY	11.00%	14.64%	(3.64%)	(24.9%)

EFFICIENCY RATIO	50.56%	55.30%	(4.74%)	(8.6%)

NET INTEREST MARGIN	5.36%	5.27%	0.09%	1.7%

YEAR TO DATE	YTD 2008	YTD 2007	CHANGE	% CHANGE

NET INCOME	$12,150,000	$12,324,000	$(174,000)	(1.4%)

DILUTED EARNINGS PER COMMON SHARE	$2.31	$2.31	$0.00	0.0%

RETURN ON ASSETS (ROA)	1.28%	1.38%	(0.10%)	(7.2%)

RETURN ON EQUITY (ROE)	12.73%	14.44%	(1.71%)	(11.8%)

RETURN ON COMMON EQUITY	12.88%	14.44%	(1.56%)	(10.8%)

EFFICIENCY RATIO	53.39%	57.10%	(3.71%)	(6.5%)

NET INTEREST MARGIN	5.41%	5.07%	0.34%	6.7%

AT PERIOD END	Dec 31 2008	Dec 31 2007	CHANGE	% CHANGE

TOTAL ASSETS	$1,049,557,000	$933,901,000	$115,656,000	12.4%

TOTAL DEPOSITS	$852,290,000	$834,642,000	$17,648,000	2.1%

TOTAL LOANS	$890,544,000	$724,878,000	$165,666,000	22.9%

TOTAL NONPERFORMING LOANS	$6,692,000	$144,000	$6,548,000	NM

TOTAL ACCRUING LOANS 30 - 89 DAYS PAST DUE	$4,410,000	$597,000	$3,813,000	638.7%

LOAN LOSS RESERVE TO LOANS	1.12%	1.05%	0.07%	6.7%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	1.5x	52.6	x	(51.1x	)	NM

COMMON STOCKHOLDERS' EQUITY	$98,491,000	$87,774,000	$10,717,000	12.2%

TOTAL STOCKHOLDERS' EQUITY	$125,546,000	$87,774,000	$37,772,000	43.0%

BOOK VALUE PER COMMON SHARE	$19.14	$17.13	$2.01	11.7%

TOTAL CAPITAL TO ASSETS	11.96%	9.40%	2.56%	27.2%

TOTAL RISK BASED CAPITAL RATIO-BANK*	13.9%	11.6%	2.3%	19.8%

TOTAL RISK BASED CAPITAL RATIO-BANCORP*	14.1%	12.1%	2.0%	16.5%

*Current period estimated

NM - Not meaningful

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at December 31, 2008, September 30, 2008 and December 31, 2007

(in thousands, except share data)	December 31, 2008	September 30, 2008	December 31, 2007

Assets
Cash and due from banks	$24,926	$20,464	$28,765
Fed funds sold	---	---	47,500
Cash and cash equivalents	24,926	20,464	76,265

Investment securities
Held to maturity, at amortized cost	23,558	20,542	13,182
Available for sale (at fair market value, amortized cost $79,284, $73,405 and $87,450 at December 31, 2008, September 30, 2008 and December 31, 2007, respectively)	79,952	73,348	86,989
Total investment securities	103,510	93,890	100,171

Loans, net of allowance for loan losses of $9,950, $9,271 and $7,575 at
December 31, 2008, September 30, 2008 and December 31, 2007, respectively	880,594	829,736	717,303
Bank premises and equipment, net	8,292	8,558	7,821
Interest receivable and other assets	32,235	32,091	32,341

Total assets	$1,049,557	$984,739	$933,901

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$201,363	$215,307	$220,272
Interest bearing
Transaction accounts	82,223	80,723	110,174
Savings and money market	440,496	449,303	421,255
CDARS® reciprocal time	42,892	16,776	---
Other Time	85,316	87,119	82,941
Total deposits	852,290	849,228	834,642

Federal funds purchased and Federal Home Loan Bank borrowings	56,800	28,600	---
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	9,921	7,238	6,485

Total liabilities	924,011	890,066	846,127

Stockholders' Equity
Preferred stock, no par value Authorized - 5,000,000 shares; Issued and outstanding - 28,000 shares, none and none at December 31, 2008, September 30, 2008 and December 31, 2007, respectively	27,055	---	---
Common stock, no par value Authorized - 15,000,000 shares Issued and outstanding - 5,146,798 shares, 5,136,267 shares and 5,122,971 shares at December 31, 2008, September 30, 2008 and December 31, 2007, respectively	51,965	50,527	51,059
Retained earnings	46,138	44,179	36,983
Accumulated other comprehensive loss, net	388	(33)	(268)

Total stockholders' equity	125,546	94,673	87,774

Total liabilities and stockholders' equity	$1,049,557	$984,739	$933,901

BANK OF MARIN BANCORP
CONDENSED STATEMENT OF OPERATIONS
for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007

(in thousands, except per share amounts - unaudited)	December 31, 2008	September 30, 2008	December 31, 2007

Interest income
Interest and fees on loans held in portfolio	$13,930	$13,833	$13,662
Interest on investment securities
Securities of U.S. Government agencies	914	892	1,045
Obligations of state and political subdivisions (tax exempt)	204	187	121
Corporate debt securities and other	15	91	71
Interest on Federal funds sold	---	25	801
Total interest income	15,063	15,028	15,700

Interest expense

Interest on interest bearing transaction accounts	67	93	76
Interest on savings and money market deposits	1,303	1,833	3,109
Interest on CDARS® reciprocal time deposits	145	50
Interest on time deposits	504	562	837
Interest on borrowed funds	195	179	199
Total interest expense	2,214	2,717	4,221

Net interest income	12,849	12,311	11,479
Provision for loan losses	2,200	1,685	345
Net interest income after provision for loan losses	10,649	10,626	11,134

Non-interest income
Service charges on deposit accounts	401	417	357
Wealth Management Services	316	330	325
Other income	464	447	549
Total non-interest income	1,181	1,194	1,231

Non-interest expense
Salaries and related benefits	3,725	4,179	3,836
Occupancy and equipment	839	802	716
Depreciation and amortization	344	351	317
Data processing	470	480	403
Professional Services	439	336	442
Other expense	1,277	1,294	1,314
Total non-interest expense	7,094	7,442	7,028
Income before provision for income taxes	4,736	4,378	5,337

Provision for income taxes	1,943	1,683	2,079
Net income	$2,793	$2,695	$3,258

Preferred stock dividends and accretion	$(113)	---	---
Net income available to common shareholders	$2,680	$2,695	$3,258

Net income per common share:
Basic	$0.52	$0.53	$0.63
Diluted	$0.52	$0.52	$0.62

Weighted average shares used to compute net income per common share:
Basic	5,137	5,130	5,158
Diluted	5,200	5,209	5,280

Dividends declared per common share	$0.14	$0.14	$0.13

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the fiscal years ended December 31, 2008, 2007 and 2006

(in thousands, except per share amounts)	December 31, 2008	December 31, 2007	December 31, 2006

Interest income
Interest and fees on loans held in portfolio	$54,475	$52,668	$53,447
Interest on auto loans held for sale	---	2,062	---
Interest on investment securities
U.S. Treasury securities	---	8	76
Securities of U.S. Government agencies	3,555	3,759	3,707
Obligations of state and political subdivisions (tax exempt)	735	479	558
Corporate debt securities and other	273	656	297
Interest on Federal funds sold	138	2,209	226
Total interest income	59,176	61,841	58,311

Interest expense
Interest on interest bearing transaction accounts	344	301	293
Interest on savings and money market deposits	6,910	14,161	10,979
Interest on CDARS® reciprocal time deposits	200	---	---
Interest on other time deposits	2,466	3,465	3,837
Interest on borrowed funds	897	1,172	1,469
Total interest expense	10,817	19,099	16,578

Net interest income	48,359	42,742	41,733
Provision for loan losses	5,010	685	1,266
Net interest income after provision for loan losses	43,349	42,057	40,467

Non-interest income
Service charges on deposit accounts	1,654	1,251	1,007
Wealth Management Services	1,292	1,229	1,067
Net gain on indirect auto and Visa portfolios	---	1,097	---
Net gain on redemption of shares in Visa, Inc.	457	---	---
Other income	1,953	2,141	1,898
Total non-interest income	5,356	5,718	3,972

Non-interest expense
Salaries and related benefits	16,097	15,900	15,490
Occupancy and equipment	3,202	2,871	2,624
Depreciation and amortization	1,340	1,246	998
Data processing	1,825	1,657	1,537
Professional services	1,600	1,681	1,269
Other expense	4,613	4,318	3,973
Total non-interest expense	28,677	27,673	25,891
Income before provision for income taxes	20,028	20,102	18,548

Provision for income taxes	7,878	7,778	6,665
Net income	$12,150	$12,324	$11,883

Preferred stock dividends and accretion	$(113)	---	---
Net income available to common shareholders	$12,037	$12,324	$11,883

Net income per common share:*
Basic	$2.34	$2.38	$2.21
Diluted	$2.31	$2.31	$2.11

Weighted average shares used to compute net income per common share:*
Basic	5,135	5,187	5,385
Diluted	5,217	5,330	5,639

Dividends declared per common share	$0.56	$0.51	$0.46